Exhibit 4.25

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 12, 2024, is made by and between Biora Therapeutics, Inc., a Delaware corporation (the “Company”) and GLAS Trust Company LLC, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein but otherwise undefined shall have the meaning assigned to such terms in the Original Indenture (as defined below).

W I T N E S E T H:

WHEREAS, the Company, the Trustee and GLAS Trust Company LLC, as collateral agent, are parties to that certain indenture , dated as of December 19, 2023 (the “Original Indenture” and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 11.00% / 13.00% Convertible Senior Notes due 2028 (the “Notes”);

WHEREAS, Section 8.02 of the Original Indenture provides that, with the consent of the Holders of (a) at least a majority in aggregate principal amount of the Notes then outstanding and (b) the then outstanding Notes held by Persons who are not Affiliates of the Company and its Subsidiaries (collectively, the “Majority Consent”), the Company and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 8.02, except with respect to, among others, amendments to permit the Company to issue additional Notes for which the consent of the Holders of (a) at least 66 2/3% in principal amount of the Notes then outstanding and (b) at least 66 2/3% in principal amount of the then outstanding Notes held by Persons who are not Affiliates of the Company and its Subsidiaries (collectively, the “Supermajority Consent” and, together with the Majority Consent, the “Requisite Consent”), shall be required;

WHEREAS, the Holders of Notes comprising the Requisite Consent have validly tendered, and not withdrawn, their consents to the adoption of certain proposed amendments to the Original Indenture as set forth in Article I to this Supplemental Indenture (the “Proposed Amendments”) to be effectuated by this Supplemental Indenture in accordance with the provisions of the Original Indenture, and the Company, having received the Requisite Consent for the Proposed Amendments for the Notes, desires to amend the Original Indenture as provided in this Supplemental Indenture only in respect of the Notes; and

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 8.06 of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Original Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

AMENDMENTS
Section 1.01.
Amendment of Provisions.
(a)
New Defined Terms: Section 1.01 of the Original Indenture is hereby amended to add the following defined terms thereto in the appropriate alphabetical order:
i.
“2023 Exchange Agreements” means those certain exchange agreements, dated December 18, 2023, providing for the issuance by the Company of $23,930,000 aggregate principal amount of Notes.

ii.
“2023 Purchase Agreements” those certain purchase agreements, dated December 18, 2023, providing for the issuance by the Company of $16,953,000 aggregate principal amount of Notes.
iii.
“2024 Exchange Agreement” means that certain exchange agreement, dated March 8, 2024, providing for the issuance by the Company of $3,825,000 aggregate principal amount of Notes.
iv.
“2024 Purchase Agreement” means that certain purchase agreement, dated March 8, 2024, providing for the issuance by the Company of $2,812,500 aggregate principal amount of Notes.
(b)
Amended Defined Terms: Section 1.01 of the Original Indenture is hereby amended by replacing the existing corresponding defined term with each of the below, in its entirety.
i.
“Exchange Agreements” means (i) the 2023 Exchange Agreements and (ii) the 2024 Exchange Agreement.
ii.
“Original Issue Date” means the date on which any Notes were originally issued.
iii.
“Purchase Agreements” means (i) the 2023 Purchase Agreements and (ii) the 2024 Purchase Agreement.
(c)
Other Amendments:
a.
Section 2.03(B) is hereby amended and restated in its entirety with the following:
i.
“(B) Additional Notes. The Company may not issue any additional Notes under this Indenture except (i) as explicitly contemplated in Section 2.03(C) or (ii) pursuant to Sections 2.10(B), 2.10(C), 2.11 and 2.13, or Notes issued in respect of interest in accordance with Section 2.05(D).”
b.
a new clause (c) is hereby added to Section 2.03 of the Original Indenture:

(C) 2024 Notes. On March 12, 2024 there will be originally issued $6,637,500 aggregate principal amount of Notes, subject to the provisions of the Indenture. Notes issued pursuant to this Section 2.03(C) and any Notes issued in exchange therefor or in substitution thereof, shall be considered part of the same issuance as, and will be of the same class as, the Initial Notes.

ARTICLE II

MISCELLANEOUS PROVISIONS
Section 2.01.
Ratification and Incorporation of Indenture. The Company hereby confirms and agrees that, except as specifically supplemented hereby, the Original Indenture and the other Notes Documents are, and shall continue to be in full force and effect and are in all respects ratified and confirmed by the Company, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. The Company hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Original Indenture and each other Notes Document, all as amended by this Supplemental Indenture. The Company hereby confirms and agrees that, to the extent that any such Notes Document, including, for the avoidance of doubt, the Security Agreement, purports to assign or pledge to the Trustee, for the benefit of the Secured Parties, or to grant to the Trustee, for the benefit of the Secured Parties, a security interest in or Lien on any Collateral as security for the Obligations of the Company from time to time, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

Section 2.02.
Executed in Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.
Section 2.03.
Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 2.04.
Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE ORIGINAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 2.05.
Severability. In case any provision in this Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 2.06.
Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 2.07.
Requisite Consent. To the extent Requisite Consent is determined by a court of competent jurisdiction to have not been validly obtained in accordance with the Indenture or applicable laws, the Proposed Amendments shall not be deemed to have occurred.
Section 2.08.
Trustee’s Disclaimer. It is understood and agreed by the parties hereto that: (1) GLAS Trust Company LLC is entering into this Supplemental Indenture, not in its individual capacity, but solely as Trustee in conclusive reliance upon the Opinion of Counsel and Officer’s Certificate delivered to it; (ii) the recitals contained herein and the statements made in any Officer’s Certificate shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officer’s Certificate are intended to or shall be construed as statements made or agreed to by the Trustee; (iii) the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the consequences of the Proposed Amendments provided herein; and (iv) for the avoidance of doubt, the Trustee shall be entitled to all of its rights, protections, immunities, and indemnities as afforded to the Trustee and the other Notes Documents as if the same were fully set forth herein.

SECTION 2.09 Notes Document. This Supplemental Indenture, is, and shall be, one of the Notes Documents.

SECTION 2.10 Amendment. This Supplemental Indenture may be amended in writing from time to time in accordance with the terms of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Supplemental Indenture to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

BIORA THERAPEUTICS, INC.

By: /s/ Eric d’Esparbes
Name: Eric d’Esparbes
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

GLAS TRUST COMPANY LLC,
as Trustee

By: /s/ Katie Fischer
Name: Katie Fischer
Title: Vice President

[Signature Page to Supplemental Indenture]